UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 30, 2010

THE LGL GROUP, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	1-106	38-1799862
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2525 Shader Road, Orlando, FL		32804
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (407) 298-2000

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02.	Termination of a Material Definitive Agreement.

On September 30, 2010, M-tron Industries, Inc. (“Mtron”) and Piezo Technology Inc. (“Piezo”, and together with Mtron, “MtronPTI”), each a wholly-owned subsidiary of The LGL Group, Inc. (the “Company”), repaid the remaining principal and interest due under that certain loan agreement by and among MtronPTI and RBC Centura Bank, dated as of September 30, 2005, as amended (“RBC Loan Agreement”), approximately $2,281,000, and terminated the RBC Loan Agreement.

The RBC Loan Agreement provided for a term loan in the original principal amount of $3,040,000, which bore interest at LIBOR Base Rate plus 2.75%.  All outstanding obligations under the RBC Loan Agreement were collateralized by a security interest in certain real estate assets of MtronPTI and were guaranteed by the Company.

Item 8.01.	Other Events.

On October 4, 2010, the Company issued a press release announcing the repayment of the term loan with RBC Centura Bank and the termination of the RBC Loan Agreement effective September 30, 2010.

A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01.                      Financial Statements and Exhibits.

(d)           Exhibits

Exhibit No.	Description
99.1	Press Release dated October 4, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

October 4, 2010	THE LGL GROUP, INC.

	By:	/s/ R. LaDuane Clifton
		Name:	R. LaDuane Clifton
		Title:	Chief Accounting Officer

EXHIBIT INDEX
Exhibit No.	Description
99.1	Press Release dated October 4, 2010.